UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

October 14, 2003	0-27749

Date of Report (Date of earliest event reported)	Commission File Number

SYNDICATED FOOD SERVICE INTERNATIONAL, INC.

(Name of Small Business Issuer in Its Charter)

FLORIDA	59-3479186

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
P.O. Box 2185 57 Viewpoint Lane Front Royal, Virginia	22630

(Address of Principal Executive Offices)	(Zip Code)

(540) 636-4190

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

Exhibit No.	Description of Exhibit

99.1	Press release issued October 14, 2003 relating to Syndicated Food Service International, Inc.’s reconstituted board of directors and executive management and audited financial results for the calendar years ended December 31, 2002 and December 31, 2001.

Item 12. Results of Operations and Financial Condition

The information provided pursuant to this Item 12 is to be considered “filed” under the Securities Exchange Act of 1934 (“Exchange Act”) and incorporated by reference into those filings of Syndicated Food Service International, Inc. (the “Company”) that provide for the incorporation of all reports and documents filed by the Company under the Exchange Act.

On October 14, 2003, the Company issued a press release announcing its reconstituted board of directors and executive management and reporting its audited financial results for the calendar years ended December 31, 2002 and 2001. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on this Form 8-K.

The press release contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements include statements concerning future expected results and the intent to pursue acquisitions. All such statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Actual events could differ materially from those stated herein and depend on a number of risks and uncertainties, including the Company’s ability to raise additional capital, increase sales and control costs, the accuracy of management’s assumptions, effectiveness of the Company’s marketing efforts and general industry and market conditions. The Company’s future financial performance could differ significantly from the expectations of management and from results expressed or implied in the Press Release. For further information on other risk factors, please refer to the “Risk Factors” contained in the Company’s Annual Report on Form 10KSB for the fiscal years ended December 31, 2002 and December 31, 2001, as filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2003	Syndicated Food Service International, Inc.

(Registrant)

By: /s/ Thomas P. Tanis, Jr.

(Signature)*

Thomas P. Tanis, Jr., Chief Executive Officer

(Type name and title)